EXHIBIT 10.07

SONIC CORP. STOCK PURCHASE PLAN

(AMENDED AND RESTATED EFFECTIVE APRIL 20, 2011)

1. Purpose. This Sonic Corp. Stock Purchase Plan (“Plan”) is intended to encourage stock ownership by all employees of Sonic Corp. (“Company”) and its affiliates so that they may acquire a proprietary interest in the growth and success of the Company, and to encourage them to remain in the employ of the Company and its affiliates.

2. Definitions:

“Board” means the Board of Directors of the Company.

“Committee” means the Compensation Committee of the Board of Directors of the Company.

“Company” means Sonic Corp.

“Compensation” means your regular base salary during the period of your participation in this Plan. Your Compensation for purposes of this Plan does not include bonuses, reimbursement payments and other expense allowances, fringe benefits, deferred compensation, welfare benefits, gains from the exercise of stock options, retirement compensation, and any other amounts that receive special tax benefits under the Internal Revenue Code, such as premiums for group life insurance. Compensation for purposes of this Plan means your base salary prior to deductions for the Company’s elective contribution plans in which you may participate, i.e., the Sonic Corp. Savings and Profit Sharing Plan and the Sonic Corp Flexible Benefits Plan.

“Fair Market Value” means:

(a) If the common stock is listed upon an established stock exchange or exchanges, Fair Market Value shall be determined in accordance with the rules set forth under Treasury Regulation § 1.423-2(g). For example, the Fair Market Value may be deemed to be the mean between the highest and lowest quoted selling price of a share of common stock.

(b) If the common stock is not listed on such an exchange, Fair Market Value shall be determined by the Committee using a reasonable valuation method taking into account all relevant facts and circumstances.

“Offering Period” means each month starting on the first day of the month and ending on the last business day of such month.

“Participant” means an employee who has met the eligibility requirements of Section 4 and enrolled in this Plan pursuant to Section 6 hereof.

“Plan Year” means the calendar year.

“Purchase Date” means the last business day of each month.

“Subsidiary” means any corporation, domestic or foreign, of which the Company owns, directly or indirectly, not less than fifty percent (50%) of the total combined voting power of all classes of stock or other equity interests and that otherwise qualifies as a subsidiary corporation within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended (“Code”) or any successor thereto.

3. Administration of this Plan. This Plan shall be administered by the Committee which consists of not less than three persons, who are directors of the Company, and who are appointed by the Board to serve at the pleasure of the Board. Except as otherwise expressly provided in this Plan, the Committee shall have sole and final authority and discretion to interpret the provisions of this Plan and to promulgate and interpret such rules and regulations relating to this Plan and make all determinations in connection therewith as it may deem necessary or desirable for the administration of this Plan. The Committee may correct any defect in this Plan in the manner and to the extent it shall deem expedient to carry this Plan into effect and shall be the sole and final judge of such expediency. To assist in the administration of this Plan, the Committee may from time to time appoint certain persons to perform functions on its behalf.

By way of example, and not limitation, the Committee shall have the following powers:

(a) To exercise discretion regarding the terms and conditions of Offering Periods and purchases made in connection therewith, as permitted under this Plan;

(b) To designate, from time to time, which Subsidiaries of the Company shall be eligible to participate in this Plan;

(c) To construe and interpret this Plan and to establish, amend and revoke rules and regulations for the orderly administration of this Plan, and to correct any defect, omission or inconsistency in this Plan, in a manner and to the extent it shall deem necessary or expedient to make this Plan fully effective and consistent with its intended purposes;

(d) To exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Subsidiaries and to carry out the intent that this Plan be treated as an employee stock purchase plan that meets all of the requirements of Code Section 423; and

(e) To take any other actions, which may include modification of the terms and conditions of this Plan or of any Offering Period, that the Committee deems to be necessary or appropriate in light of any and all facts and circumstances as the Committee, acting in good faith, determines to be relevant to this Plan, the Company and the intended purpose of this Plan, except to the extent that such action or actions are expressly prohibited by or directly conflict with express terms of this Plan.

No member of the Committee shall be liable for any action taken or omitted or any determination made by him or her in good faith relating to this Plan, and the Company shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of this Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any act or omission in connection with this Plan, unless arising out of such person’s own fraud or bad faith.

4. Eligibility. All employees of the Company and its Subsidiaries who:

(a) have completed ninety (90) days or more of continuous service with the Company or one of its Subsidiaries;

(b) customarily work more than twenty (20) hours per week; and

(c) customarily work for more than five (5) months during any calendar year will be eligible to participate in this Plan, in accordance with such rules as may be prescribed from time to time by the Committee, which rules, however, shall neither permit nor deny participation in this Plan contrary to the requirements of the Code and the regulations promulgated thereunder. An employee who has satisfied the eligibility requirements of this Section 4 shall be eligible to enter this Plan and begin payroll deductions (in accordance with Section 6 below) as of the first day of the Offering Period following satisfaction of these eligibility requirements.

Notwithstanding the foregoing, no employee may participate in this Plan if such employee owns or holds outstanding options to purchase stock representing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary. The rules of Section 424(d) of the Code shall apply in determining the stock ownership of any employee, and stock which the employee may purchase under outstanding options shall be treated as stock owned by the Participant.

5. Stock Available. The stock subject to this Plan is the $.01 par value common stock of the Company. The aggregate number of shares of common stock which can be purchased under this Plan is 1,139,062. Purchases will commence within thirty (30) days after the date of registration of this Plan with the Securities and Exchange Commission if Company counsel deems such registration to be required. If such registration is not deemed to be required, purchases will commence as soon as practicable upon adoption of this Plan. If Company counsel deems stockholder approval of this Plan to be required, such approval shall be obtained within twelve (12) months of adoption of this Plan.

6. Participation. An eligible employee may participate in this Plan at any time by completing and forwarding a payroll deduction authorization form to the Participant’s appropriate payroll location. The payroll deduction authorization form will authorize a regular payroll deduction from the Participant’s Compensation, and must specify the date on which such deduction is to commence, provided such date may not be retroactive, and further provided that receipt of such payroll deduction authorization by the Participant’s appropriate payroll location must precede the next Offering Period by fifteen (15) days.

7. Accounts. The Company will maintain payroll deduction accounts for all Participants. A Participant may authorize an after-tax payroll deduction in terms of whole number percentages subject to a minimum percentage of one percent (1%) and a maximum of ten percent (10%) of the Compensation he or she receives during the payroll period (or during such portion thereof as the Participant may elect to participate).

Payroll deductions under this Plan shall not accrue at a rate that would enable the Participant to purchase under this Plan (and any other stock purchase plan of the Company or any Subsidiary) having a Fair Market Value greater than $25,000 (determined as of the date the option to purchase common stock is granted in accordance with Section 423(b)(8) of the Code) in any calendar year. The Committee, however, may establish a payroll deduction maximum amount at a level less than $25,000. A Participant may increase or decrease the Participant’s payroll deduction by filing a new payroll deduction authorization form with the Company. The change will not become effective until, the next pay period after receipt by the Company of the new payroll deduction authorization form. A payroll deduction may be increased or decreased only once every six months.

8. Interest. Under no circumstances will any interest be credited to any Participant’s account regardless of whether the funds therein are used to exercise options or are withdrawn.

9. Withdrawal of Stock. A Participant may, for any reason, permanently draw out the stock accumulated in the Participant’s account at any time, but only once per calendar quarter.

10. Granting of Options. Each Participant will automatically be granted an option on the Purchase Date to purchase as many whole and fractional shares of the Company’s common stock as can be purchased with the amounts then credited to his or her account based on the option price determined on that Purchase Date (pursuant to Section 12 hereof), subject to such limitations as are imposed on such purchases under this Plan or by rules or regulations established by the Committee with respect to such Offering Period, and such option shall then automatically be exercised as set forth in Section 11, below.

11. Exercise of Option.

(a) Subject to the limitations described in the remainder of this Section 11, a Participant will be deemed to have exercised on a Purchase Date such Participant’s option to purchase a number of whole and/or fractional shares determined by dividing the amount then credited to that Participant’s account by the purchase price applicable to that Offering Period. On such Purchase Date, each Participant’s account will be debited by the amount of the purchase.

(b) In the event the aggregate number of shares that would be purchased on a Purchase Date by all Participants, as determined under Section 11(a) would exceed the number of shares available for purchases under this Plan, the number of shares with respect to which each Participant will be deemed to have exercised options will be reduced on a prorated basis so that the total number of shares for which all Participants will be deemed to have exercised options will approximate, as closely as possible, but ill not exceed, the number of shares then available for purchase under this Plan. Any amounts remaining as a credit to the account of each Participant shall be distributed as soon as practicable after such Purchase Date.

(c) Participation or failure to participate in an Offering Period will not bar a Participant from participating in any subsequent Offering Period. Payroll deductions will be made to the extent authorized by the Participant, subject to the maximum and minimum limitations imposed by this Plan. Except as provided above with regard to the Purchase Date as of which all shares available for purchase under this Plan have been used, any unused balance in a Participant’s account at a Purchase Date after the exercise of options (as a result of any other limitation on such exercise) will remain in that Participant’s account and will become the Participant’s beginning balance for the next Offering Period.

12. Purchase and Payment. On each Purchase Date, or as soon thereafter as practicable, the account of each Participant shall be totaled and the Participant shall be deemed without any further action to have been granted and to have exercised an option to purchase such fractional share and/or whole shares at the price described below. As provided under Section 22, at the sole discretion of the Committee, purchases of shares (including fractional shares) of common stock under this Plan may be satisfied from authorized, but unissued, shares of common stock or reacquired shares of common stock, including shares of common stock purchased at the direction of the Company on the open market.

Unless the Participant otherwise directs, all dividends paid with respect to the shares (or fraction thereof) of the Company’s common stock in a Participant’s account shall be applied to the purchase of shares (or fraction thereof) of the Company’s common stock and shares (or fractions thereof) so purchased shall be added to the shares held in such Participant’s account.

Subsequent shares of common stock will be purchased in the same manner, whenever sufficient funds have again accrued in the Participant’s account. The purchase price for each share (or fraction thereof) purchased will be not less than eighty-five percent (85%) of the Fair Market Value on the Purchase Date. In the event the purchase of shares is satisfied through open market acquisitions, the Company shall make a contribution on behalf of each Participant equal to the difference between the Fair Market Value of a share of common stock and the purchase price under this Plan for the share multiplied by the total number of shares of common stock purchased for the account of the Participants.

13. Stock Certificates. Shares purchased hereunder shall not be certificated but instead will be registered in the name of a broker (the “Nominee”) as custodian for the Participants and stock certificates will only be issued to Participants in accordance with Section 12 or upon the Participant’s sale, transfer, request for certification or withdrawal from this Plan for any reason. Certificates may be registered only in the name of the Participant, or if the Participant so indicates on his or her payroll deduction authorization form, in the Participant’s name jointly with a member of his or her family, with right of survivorship. A Participant who is a resident of a jurisdiction which does not recognize such a joint tenancy with right of survivorship may have certificates registered in the Participant’s name as tenant in common with a member of his or her family, without right of survivorship.

14. Rights as a Stockholder. None of the rights or privileges of a stockholder of the Company shall exist with respect to shares purchased under this Plan unless and until certificates representing such whole shares shall have been issued to the Participant’s account.

15. Rights on Retirement, Death, Termination of Employment, or Termination of this Plan. In the event of a Participant’s retirement, death, other termination of employment, or upon termination of this Plan, no payroll deduction shall be taken from any Compensation due and owing to the Participant at such time and the balance in the Participant’s account shall be paid to the Participant or, in the event of the Participant’s death, to the Participant’s estate. Whether an authorized leave of absence, including absence for military or governmental service, shall constitute termination of employment, shall be determined by the Committee.

16. Distribution or Sale of Common Stock. If a Participant terminates his or her employment with the Company or otherwise ceases to be a Participant for purposes of this Plan, the Participant shall receive a distribution of his or her common stock held in the Participant’s account. A Participant whose employment with the Company terminates must receive a distribution of his or her common stock on or before ninety (90) days from his or her employment termination date.

17. Rights not Transferable. Rights granted under this Plan are not transferable by a Participant other than by will or the laws of decent and distribution, and such rights are exercisable during the Participant’s lifetime only by the Participant to whom granted.

18. Adjustment Upon Changes in Common Stock. If the common stock of the Company shall be subdivided or combined, whether by reclassification, stock dividend, stock split, reverse stock split or other similar transaction, then the number of shares subject to purchase under this Plan shall be adjusted proportionately. A stock dividend shall be treated as a subdivision of the whole number of shares outstanding immediately prior to such dividend into a number of shares equal to such whole number of shares so outstanding plus the number of shares issued as a stock dividend.

19. Amendment of this Plan. The Board or the Committee may, at any time, or from time to time, amend this Plan in any respect, except that, without the approval of the holders of a majority of the shares of common stock of the Company then issued and outstanding and entitled to vote, no amendment shall be made increasing or decreasing the number of shares approved for this Plan (other than as provided in Section 19).

20. Suspension of this Plan. This Plan and all rights of Participants hereunder shall be suspended when accumulated Compensation deductions of Participants are sufficient to purchase a number of shares equal to or greater than the number of shares remaining available for purchase. If the number of shares so purchasable is greater than the shares remaining available, the available shares shall be allocated by the Committee among such Participants in such manner as it deems equitable.

21. Use of Funds. All Compensation deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose, and the Company will not be obligated to segregate any Compensation deducted. The Compensation deducted will not be funded or held in trust.

22. Termination of this Plan.

(a) This Plan and all rights of Participants hereunder shall terminate at the discretion of the Board.

(b) If this Plan is terminated by the Board prior to the scheduled end of any Offering Period, the Committee may, in its discretion, either: (i) cause all amounts then held in Participant accounts to be distributed to Participants; or (ii) designate a special Purchase Date on which all amounts then held in Participant accounts will be applied to one final purchase under this Plan in accordance with Section 12.

23. Governmental Regulations. The Company’s obligation to sell and deliver its common stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance, or sale of such stock.

24. Shares Used to Fund Plan. The Company may utilize authorized unissued or treasury shares to fund this Plan. Purchases of outstanding shares may also be made pursuant to and on behalf of this Plan, upon such terms as the Company may approve, for delivery under this Plan.

25. No Employment Rights. This Plan does not, directly or indirectly, create in any Participant or class of employees any right with respect to continuation of employment by the Company and will not interfere in any way with the Company’s right to terminate or otherwise modify the terms of a Participant’s employment at any time.

26. Qualified Plan. This Plan is intended to qualify as an employee stock purchase plan as defined in Section 423 of the Code.